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                                                                   EXHIBIT 1.1

                                5,000,000 Shares

                       TAKE-TWO INTERACTIVE SOFTWARE, INC.

                                  COMMON STOCK
                           (Par Value $.01 Per Share)


                             UNDERWRITING AGREEMENT


                                                                   _____, 1999


ING BARING FURMAN SELZ LLC
Gerard Klauer Mattison & Co., Inc.
MORGAN kEEGAN & cOMPANY, iNC.
As Representatives of the
  several Underwriters
c/o ING Baring Furman Selz LLC
55 East 52nd Street
New York, New York  10055

Dear Sirs:

                  1. Introduction. Take-Two Interactive Software, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "Underwriters"), for which ING Baring Furman Selz LLC, Gerard Klauer Mattison & Co., Inc. and Morgan Keegan & Company, Inc. are acting as representatives (the "Representatives"), an aggregate of 3,500,000 shares (the "Company Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock"). The selling stockholders named in Schedule II hereto (the "Selling Stockholders") propose to sell to the Underwriters an aggregate of 1,500,000 shares of Common Stock (the "Stockholder Shares"). The Company Shares to be sold by the Company and the Stockholder Shares to be sold by the Selling Stockholders are collectively referred to herein as the "Firm Shares." The Company also proposes to issue and sell to the several Underwriters an aggregate of not more than 750,000 additional shares of Common Stock (the "Additional Shares"), if requested by the Underwriters in accordance with Section 9 hereof. The Firm Shares and the Additional Shares are collectively referred to herein as the "Shares." The words "you" and "your" refer to the Representatives of the Underwriters.


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                  The Company and the Selling Stockholders hereby agree with the several Underwriters as follows:

                  2.       Representations and Warranties.

                           (a) The Company represents and warrants to, and
agrees with, each of the Underwriters that:

                  (i) A registration statement on Form S-1 (File No. 333-______) under the Securities Act of 1933, as amended (the "Act"), with respect to the Shares, including a form of prospectus subject to completion, has been prepared by the Company in conformity with the requirements of the Act and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder (the "Rules and Regulations"). Such registration statement has been filed with the Commission under the Act, and one or more amendments to such registration statement may also have been so filed. After the execution of this Agreement, the Company shall file with the Commission either (A) if such registration statement, as it may have been amended, has been declared by the Commission to be effective under the Act, a prospectus in the form most recently included in an amendment to such registration statement filed with the Commission (or, if no such amendment shall have been filed, in such registration statement), with such insertions and changes as are required by Rule 430A under the Act or permitted by Rule 424(b) under the Act as shall have been provided to and approved by the Representatives prior to the filing thereof, or (B) if such registration statement, as it may have been amended, has not been declared by the Commission to be effective under the Act, an amendment to such registration statement, including a form of prospectus, a copy of which amendment has been furnished to and approved by the Representatives prior to the filing thereof. As used in this Agreement, the term "Registration Statement" means such registration statement, as amended at the time when it was or is declared effective, including all financial schedules and exhibits thereto; the Registration Statement shall be deemed to include any information omitted therefrom pursuant to Rule 430A under the Act and included in the Prospectus (as hereinafter defined) and shall also mean any registration statement filed pursuant to Rule 462(b) under the Act; the term "Preliminary Prospectus" means each prospectus subject to completion contained in such registration statement or any amendment thereto (including the prospectus subject to completion, if any, included in the Registration Statement or any amendment thereto or filed pursuant to Rule 424(a) under the Act at the time it was or is declared effective); and the term "Prospectus" means the prospectus first filed with the Commission pursuant to Rule 424(b) under the Act or, if no prospectus is required to be filed pursuant to said Rule 424(b), such term means the prospectus included in the Registration Statement.

                  (ii) The Company has not received any order preventing or suspending the use of any Preliminary Prospectus, and the Company has not received any notice that the Commission has instituted, nor, to the Company's knowledge, has the Commission threatened to institute, any proceedings with respect to such an order. When each Preliminary Prospectus was filed with the Commission it (A) contained all


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         statements required to be stated therein in accordance with, and complied in all material respects with, the requirements of the Act and the Rules and Regulations and (B) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When the Registration Statement or any amendment thereto was or is declared effective, it (A) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with, the requirements of the Act and the Rules and Regulations and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. When the Prospectus and when any amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or such amendment or supplement is not required to be so filed, when the Registration Statement and when any amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective) and at all times subsequent thereto up to and including the Closing Date (as defined in Section 3 hereof) and the Option Closing Date (as defined in Section 9 hereof), the Prospectus, as amended or supplemented at any such time,
         (A) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with, the requirements of, the Act and the Rules and Regulations and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph (ii) shall not apply to (A) statements or omissions made in any Preliminary Prospectus which have been corrected in a subsequent Preliminary Prospectus or the Prospectus or (B) statements or omissions made in any Preliminary Prospectus, the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto in reliance upon, and in conformity with, information furnished in writing to the Company by or on behalf of the Underwriters through the Representatives expressly for use therein.

                  (iii) Each of the Company and its subsidiaries (the "Subsidiaries") (A) is duly incorporated and validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and corporate authority to own or lease its properties and to conduct its business as described in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus); and (B) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which (x) the conduct of its business requires such qualification (except for those jurisdictions in which the failure so to qualify has not had and will not have a Material Adverse Effect (as hereinafter defined)) and (y) it owns or leases property. "Material Adverse Effect" means, when used in connection with the Company or its Subsidiaries, any development, change or effect that is materially adverse to the business, operations, properties, assets, liabilities, net worth, results of operations, condition (financial or other) or prospects of the Company and its Subsidiaries taken as a whole.



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                  (iv) The Company has the duly authorized and validly
         outstanding capitalization set forth under the caption "Capitalization" in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and will have the adjusted capitalization set forth therein on the Closing Date and the Option Closing Date (each as defined herein), based on the assumptions and including the exceptions set forth therein and the footnotes thereto. The capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). The outstanding shares of Common Stock have been duly authorized and validly issued by the Company and are fully paid and nonassessable. Except as created hereby or described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), there are no outstanding options, warrants, rights or other arrangements requiring the Company or any subsidiary at any time to issue any capital stock. No holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for any of the Shares, and neither the filing of the registration statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of the Company. The Shares have been duly authorized; on the Closing Date and the Option Closing Date (if applicable), after payment therefor in accordance with the terms of this Agreement, (A) the Firm Shares and the Additional Shares to be sold by the Company hereunder will be validly issued, fully paid and nonassessable and (B) good and marketable title to the Firm Shares and the Additional Shares will pass to the Underwriters on the Closing Date and the Option Closing Date (if applicable) free and clear of any lien, encumbrance, security interest, claim or other restriction whatsoever. All the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned directly by the Company, free and clear of any lien, encumbrance, charge, security interest, claim or other restriction whatsoever. The Company has received, subject to notice of issuance, approval to have the Shares quoted on the National Market System of the National Association of Securities Dealers' Automated Quotation System, and the Company knows of no reason or set of facts which is likely to adversely affect such approval.

                  (v) The consolidated financial statements and the related notes and schedules thereto included in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) fairly present, in all material respects, the consolidated financial condition, results of operations, stockholders' equity and cash flows of the Company and its Subsidiaries at the dates and for the periods specified therein. Such financial statements and the related notes and schedules thereto have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein), and such financial statements as are audited have been examined by PricewaterhouseCoopers LLP, who are independent public accountants within the meaning of the Act and the Rules and Regulations, as indicated in their reports filed therewith. The selected financial information set forth under the caption "Selected Financial Data" in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) have been prepared on a basis consistent with the consolidated financial statements of the Company and its Subsidiaries.

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                  (vi) The Company and each of its Subsidiaries have filed all necessary federal, state and local income, franchise and other material tax returns and have paid all taxes shown as due thereunder, and the Company has no knowledge of any tax deficiency which is reasonably likely to be assessed against the Company which, if so assessed, would have a Material Adverse Effect.

                  (vii) The Company and each of its Subsidiaries maintain insurance of the types and in amounts which they reasonably believe to be adequate for their business in such amounts and with such deductibles as is customary for companies in the same or similar business, all of which insurance is in full force and effect.

                  (viii) Except as disclosed in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), there is no action, suit, proceeding or investigation pending or, to the Company's best knowledge, threatened before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic or foreign, which (A) questions the validity of the capital stock of the Company or this Agreement or of any action taken or to be taken by the Company pursuant to or in connection with this Agreement, (B) is required to be disclosed in the Registration Statement which is not so disclosed (and such proceedings, if any, as are summarized in the Registration Statement are accurately summarized in all material respects), or (C) if decided adversely to the Company, would have a Material Adverse Effect.

                  (ix) The Company and each of its Subsidiaries have all requisite corporate, power and authority to enter into this Agreement and to consummate the transactions provided for herein. This Agreement has been duly authorized, executed and delivered by the Company and each of its Subsidiaries and, assuming it is a binding agreement of yours, constitutes a legal, valid and binding agreement of the Company and each of its Subsidiaries , enforceable against the Company and each of its Subsidiaries in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights and the application of equitable principles relating to the availability of remedies and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws), and none of the Company's nor each of the Subsidiaries' execution or delivery of this Agreement, its performance hereunder, its consummation of the transactions contemplated herein, its application of the net proceeds of the offering in the manner set forth under the caption "Use of Proceeds" or the conduct of its


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         business as described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), conflicts or will conflict with, or results or will result in any breach or violation of, any of the terms or provisions of, or constitutes or will constitute a default under, or causes or will cause (or permits or will permit) the maturation or acceleration of any liability or obligation or the termination of any right under, or result in the creation or imposition of any lien, charge or encumbrance upon, any property or assets of the Company or any of its Subsidiaries pursuant to the terms of (A) the certificate of incorporation or by-laws of the Company or any of its Subsidiaries, (B) any indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them are or may be bound or to which any of their respective property is or may be subject or (C) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of its Subsidiaries of any government, arbitrator, court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having jurisdiction over the Company, any of its Subsidiaries or any of their respective activities or properties, except, in the cases of clauses (B) and (C) above, for breaches, violations, defaults or terminations which would not be reasonably likely to have a Material Adverse Effect.

                  (x) All executed agreements or copies of executed agreements filed as exhibits to the Registration Statement to which the Company or any of its Subsidiaries is a party or by which any of them are or may be bound or to which any of their assets, properties or businesses is or may be subject have been duly and validly authorized, executed and delivered by the Company or such Subsidiary, as the case may be, and, assuming such agreements are the legal, valid, binding and enforceable agreements of the other parties thereto, constitute the legal, valid and binding agreements of the Company or such Subsidiary, as the case may be, enforceable against each of them in accordance with their respective terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors' rights generally, and general equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws). The descriptions in the Registration Statement of contracts and other documents are accurate in all material respects and fairly present the information required to be shown with respect thereto by the Act and the Rules and Regulations, and there are no contracts or other documents which are required by the Act or the Rules and Regulations to be described in the Registration Statement or filed as exhibits to the Registration Statement which are not described or filed as required, and the exhibits which have been filed are complete and correct copies of the documents of which they purport to be copies.

                  (xi) Subsequent to the most recent respective dates as of which information is given in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), and except as expressly contemplated therein, neither the Company nor any of its Subsidiaries has incurred, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent, purchased any of its outstanding capital stock, paid or declared any dividends or other distributions on its capital stock or


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         entered into any material transactions not in the ordinary course of business, and there has been no material change in capital stock or debt or any material adverse change in the business, operations, properties, assets, liabilities, net worth, results of operations, condition (financial or other) or prospects of the Company and its Subsidiaries taken as a whole. Neither the Company nor any of its Subsidiaries (or the manner in which it any of them conducts its business) is in breach or violation of, or in default under, any term or provision of (A) its certificate of incorporation or bylaws, (B) any indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note agreement or other agreement or instrument to which it is a party or by which it is or may be bound or to which any of its property is or may be subject, or any indebtedness, the effect of which breach or default singly or in the aggregate may have a Material Adverse Effect or (C) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of its Subsidiaries or of any arbitrator, court, regulatory body, administrative agency or any other governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their respective activities or properties and the effect of which breach or default singly or in the aggregate would have a Material Adverse Effect.

                  (xii) No labor disturbance by the employees of the Company or any of its Subsidiaries exists or is imminent which would have a Material Adverse Effect.

                  (xiii) Except as set forth in the Prospectus, (i) the Company and its Subsidiaries own or possess valid and enforceable licenses for all inventions, patents, patent applications, trademarks (registered or unregistered), trademark applications, tradenames, copyrights, manufacturing processes, formulae, trade secrets, know-how, and other intangible property and assets necessary to the conduct of their business now conducted as described in the Prospectus (collectively, "Intellectual Property") and the Company does not know of any facts which would form a reasonable basis for a claim that the Company or any of its Subsidiaries do not own or possess valid and enforceable licenses for all Intellectual Property necessary to the conduct of their business proposed to be conducted as described in the Prospectus;
         (ii) the Company has no knowledge that it or any of its Subsidiaries lack or will be unable to obtain any rights or licenses to use any of the Intellectual Property; (iii) the Company does not know of any third parties who have or will be able to establish rights to any of the Intellectual Property; (iv) to the Company's knowledge, there is no infringement by third parties of any of the Intellectual Property; (v) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the Company's or any Subsidiary's rights of title or other interest in or to any Intellectual Property, and the Company does not know of any facts which would form a reasonable basis for any such claim; (vi) there is no pending, or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the validity and scope of any Intellectual Property, and the Company does not know of any facts which would form a reasonable basis for any such claim; (vii) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company or any of its Subsidiaries or any of their products or processes infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary right of others, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and
         (viii) there is no pending or, to the Company's knowledge, threatened


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         action, suit, proceeding or claim by any current or former employee, consultant or agent of the Company or any of its Subsidiaries seeking either ownership rights to any invention or compensation from the Company or any of its Subsidiaries for any invention made by such employee, consultant or agent in the course of his/her employment with the Company or any of its Subsidiaries, nor, to the Company's knowledge, can any such action, suit, proceeding or claim, if instituted, be sustained. The Prospectus fairly and accurately describes in all material respects the Company's and its Subsidiaries' rights with respect to the Intellectual Property.

                  (xiv) No consent, approval, authorization or order of or filing with any court, regulatory body, administrative agency or any other governmental agency or body, domestic or foreign, is required for the performance of this Agreement or the consummation of the transactions contemplated hereby, except such as have been or may be required to be obtained under the Act or may be required under state securities or Blue Sky laws in connection with the Underwriters' purchase and distribution of the Shares.

                  (xv) Neither the Company nor any of its officers, directors or affiliates (within the meaning of the Rules and Regulations) has taken, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which has constituted or which might in the future reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of the Shares or otherwise.

                  (xvi) Each of the Company and its Subsidiaries has good and valid title to, or valid and enforceable leasehold interests in, all properties and assets owned or leased by it, free and clear of all liens, encumbrances, security interests, claims, restrictions, equities, claims and defects, except (A) such as are described in the Registration Statement and Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), or such as do not materially adversely affect the value of any of such properties or assets taken as a whole and do not materially interfere with the use made and proposed to be made of any of such properties or assets, and
         (B) liens for taxes not yet due and payable as to which appropriate reserves have been established and reflected in the financial statements included in the Registration Statement. The Company owns or leases all such properties as are materially necessary to its operations as now conducted, and as proposed to be conducted as set forth in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus); and the properties and business of the Company and its Subsidiaries conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). All the material leases and subleases of the Company and its Subsidiaries, and under which the Company or any Subsidiary holds properties or assets as lessee or sublessee, constitute valid leasehold interests of the Company or such Subsidiary free and clear of any lien, encumbrance, security interest, restriction, equity, claim or defect, are in full force and effect, and neither the Company nor any


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         Subsidiary is in default in respect of any of the material terms or provisions of any such material leases or subleases, and neither the Company nor any Subsidiary has notice of any claim which has been asserted by anyone adverse to the Company's or any of its Subsidiary's rights as lessee or sublessee under either the material lease or sublease, or affecting or questioning the Company's or any Subsidiary's right to the continued possession of the leased or subleased premises under any such material lease or sublease, in each case which default or claim would have a Material Adverse Effect.

                  (xvii) Neither the Company nor any Subsidiary has violated any applicable environmental, safety, health or similar law applicable to the business of the Company, nor any federal or state law relating to discrimination in the hiring, promotion, or pay of employees, nor any applicable federal or state wages and hours law, nor any provisions of ERISA or the rules and regulations promulgated thereunder, the consequences of which violation would have a Material Adverse Effect.

                  (xviii) Each of the Company and its Subsidiaries hold, and, at the Closing Date and any later Option Closing Date, as the case may be, will hold, all franchises, licenses, permits, approvals, certificates and other authorizations from federal, state and foreign and other governmental or regulatory authorities necessary to the ownership, leasing, distribution and operation of their properties or required for the present conduct of business, and such franchises, licenses, permits, approvals, certificates and other governmental authorizations are in full force and effect and the Company and its Subsidiaries are in compliance therewith in all material respects except where the failure so to obtain, maintain or comply with would not be reasonably likely to have a Material Adverse Effect. All of the descriptions in the Registration Statement and Prospectus of the legal and governmental proceedings by or before any foreign, state or local government body are true, complete and accurate in all material respects.

                  (xix) No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

                  (xx) Neither the Company nor any of its Subsidiaries is (i) in violation of its certificate of incorporation or bylaws, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness, which default would have a Material Adverse Effect, (iii) in default in the performance or observance of any contract, indenture, mortgage, loan agreement joint venture or other agreement or instrument to which it is a party or by which its or any of its properties are bound, which default would have a Material Adverse Effect, or (iv) in violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any court of government agency or body to which the Company is subject, which violation would have a Material Adverse Effect.



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                  (xxi) The Company and its Subsidiaries are (i) in compliance with all applicable United States, foreign, state and local environmental laws, rules, regulations, treaties, statutes and codes promulgated by any and all governmental authorities relating to the protection of human health and safety, the environment or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct their business as currently conducted, and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except, in the case of each of clauses (i) through (iii), above, where such noncompliance with Environmental Laws, failure to receive required permit licenses or other approvals would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company's knowledge, threatened against the Company or its Subsidiaries relating to the Environmental Laws or to their activities involving Hazardous Materials. "Hazardous Materials" means for purposes of this Agreement any material or substance (i) that is prohibited or regulated by any environmental law, rule, regulation, order, treaty, statute or code promulgated by any governmental authority, or any amendment or modification thereto, or (ii) that has been designated or regulated by any governmental authority as radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment. The Company and its Subsidiaries have not engaged in the generation, use, manufacture, transportation or storage of any Hazardous Materials on any of their properties or former properties, except where such use, manufacture, transportation or storage is in compliance in all material respects with Environmental Laws. The Company and its Subsidiaries have not disposed of any, and to the Company's knowledge, no parties other than the Company and its Subsidiaries have disposed of, Hazardous Materials on any of their properties or on properties formerly owned or leased by them during the time of such ownership or lease, except in compliance in all material respects with Environmental Laws. To the Company's knowledge, no spills, discharges, releases, deposits, emplacements, leaks or disposal of any Hazardous Materials have occurred on or under or have emanated from any of the Company's or its Subsidiaries' properties or former properties during the time of their ownership or lease thereof except in compliance in all respects with Environmental Laws or that would not be reasonably likely to have a Material Adverse Effect, and except as disclosed in the Prospectus, the Company has no knowledge of any spills, discharges, releases, deposits, emplacements, leaks or disposal of any Hazardous Materials that have occurred on or under or have emanated from any of the Company's or Subsidiaries' properties or former properties prior to the Company's or Subsidiaries' ownership or lease thereof.

                  (xxii) Except as disclosed in the Prospectus, there are no business relationships or related party transactions required to be disclosed therein by Item 404 of Regulation S-K of the Commission.

                  (xxiii) The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (xxiv) The Company and its Subsidiaries are in compliance with all provisions of Florida Statutes ss.517.075 and the regulations thereunder, relating to issuers doing business with Cuba.

                  (xxv) The Company and its Subsidiaries have not at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any foreign, United States or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States.

                  (xxvi) The Company is not, and upon consummation of the transactions contemplated hereby will not be, subject to registration as an "investment company" under the Investment Company Act of 1940.

                           (b) Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, the several Underwriters that:

                  (i) When any Preliminary Prospectus was filed with the Commission it (A) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of the Act and the Rules and Regulations and (B) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When the Registration Statement or any amendment thereto was or is declared effective, it (A) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of the Act and the Rules and Regulations and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. When the Prospectus and when any amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or such amendment or supplement is not required to be so filed, when the Registration Statement and when any amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective) and at all times subsequent thereto up to and including the Closing Date (as defined in Section 3 hereof) and the Option Closing Date (as defined in Section 9 hereof), the Prospectus, as amended or supplemented at any such time, (A) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the Rules and Regulations and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph (i) shall apply only to information furnished to the Company by or on behalf of such Selling Shareholder.

                  (ii) Such Selling Stockholder is a duly incorporated and validly existing corporation in good standing under the laws of its jurisdiction of incorporation, as applicable. Such Selling Stockholder has all requisite corporate power and authority (as applicable) to enter into this Agreement and to consummate the transactions provided for herein.

                  (iii) This Agreement has been duly authorized, executed and delivered by such Selling Stockholder and, assuming it is your and the Company's binding agreement of yours, constitutes a legal, valid and binding agreement of such Selling Stockholder enforceable against such Selling Stockholder in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights and the application of equitable principles relating to the availability of remedies and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws), and none of such Selling Stockholder's execution or delivery of this Agreement, its performance hereunder, its consummation of the transactions contemplated herein or its application of the net proceeds of the offering in the manner set forth under the caption "Use of Proceeds" conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, causes or will cause (or permits or will permit) the maturation or acceleration of any liability or obligation or the termination of any right under, or result in the creation or imposition of any lien, charge, or encumbrance upon, any property or assets of such Selling Stockholder pursuant to the terms of, as applicable, (A) the organizational documents of such Selling Stockholder (if a corporation), (B) any indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note agreement or other agreement or instrument to which such Selling Stockholder is a party or by which it is or may be bound or to which any of its respective property is or may be subject or (C) any statute, judgment, decree, order, rule or regulation applicable to such Selling Stockholder of any government, arbitrator, court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having jurisdiction over such Selling Stockholder or any of its respective activities or properties, except, in the cases of clauses (B) and (C) above, for breaches, violations, defaults or terminations which would not be reasonably likely to have a Material Adverse Effect.

                  (iv) Neither such Selling Stockholder, nor any person acting on behalf of such Selling Stockholder, has taken, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which has constituted or which might in the future reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of the Shares or otherwise.

                  (v) Such Selling Stockholder is the lawful owner of the Shares to be sold by it pursuant to this Agreement and has, and on the Closing Date (and Option Closing Date, if applicable) will have, good and clear title to such Shares, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever.

                  (vi) Upon delivery of and payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, good and clear title to such Shares will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever.

         3. Purchase, Sale and Delivery of the Shares. On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Selling Stockholders agree to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company and the Selling Shareholders, at a purchase price of $______________ per Share, the number of Firm Shares set forth opposite the name of such Underwriter in Column (1) of
Schedule I hereto.

         Delivery of certificates, and payment of the purchase price, for the Firm Shares shall be made at the offices of ING Baring Furman Selz LLC at 55 East 52nd Street, New York, New York 10055, or such other location as shall be agreed upon by the Company and the Representatives. Such delivery and payment shall be made at 10:00 a.m., New York City time, on __________, 1999 or at such other time and date not more than ten business days thereafter as shall be agreed upon by the Representatives and the Company. The time and date of such delivery and payment are herein called the "Closing Date." Delivery of the certificates for the Firm Shares shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price for the Firm Shares by wire transfer of immediately available funds to an account designated to the Representatives in writing at least two business days preceding the Closing Date. The certificates for the Shares to be so delivered will be in definitive, fully registered form, will bear no restrictive legends and will be in such denominations and registered in such names as the Representatives shall request, not less than two full business days prior to the Closing Date. The certificates for the Firm Shares will be made available to the Representatives at such office or such other place as the Representatives may designate for inspection, checking and packaging not later than 9:30 a.m., New York time on the business day prior to the Closing Date.

                  4. Public Offering of the Shares. It is understood that the Underwriters propose to make a public offering of the Shares at the price and upon the other terms set forth in the Prospectus.

                  5. Covenants of the Company and the Selling Stockholders.

                           (a) The Company covenants and agrees with each of the
Underwriters that:

                           (i) The Company will use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto to become effective as promptly as practicable. If required, the Company will file the Prospectus and each amendment or supplement thereto with the Commission in the manner and within the time period required by Rule 424(b) under the Act. During any time when a prospectus relating to the Shares is required to be delivered under the Act, the Company (A) will comply with all requirements imposed upon it by the Act and the Rules and Regulations to the extent necessary to permit the continuance of sales of or dealings in the Shares in accordance with the provisions hereof and of the Prospectus, as then amended or supplemented, and (B) will not file with the Commission the prospectus or the amendment referred to in the third sentence of Section 2(a)(i) hereof, any amendment or supplement to such prospectus or any amendment to the Registration Statement of which the Representatives shall not previously have been advised and furnished with a copy a reasonable period of time prior to the proposed filing and as to which filing the Representatives shall not have given their consent.

                           (ii) As soon as the Company is advised or obtains knowledge thereof, the Company will advise the Representatives (A) when the Registration Statement, as amended, has become effective; if the provisions of Rule 430A promulgated under the Act will be relied upon, when the Prospectus has been filed in accordance with said Rule 430A and when any post-effective amendment to the Registration Statement becomes effective; (B) of any request made by the Commission for amending the Registration Statement, for supplementing any Preliminary Prospectus or the Prospectus or for additional information, or (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto or the institution or threat of any investigation or proceeding for that purpose, and will use its best efforts to prevent the issuance of any such order and, if issued, to obtain the lifting thereof as soon as possible.

                           (iii) The Company will (A) use its best efforts to arrange for the qualification of the Shares for offer and sale under the state securities or blue sky laws of such jurisdictions as the Representatives may designate, and the continuation of such qualifications in effect for as long as may be necessary to complete the distribution of the Shares, and (B) make such applications, file such documents and furnish such information as may be required for the purposes set forth in clause (A); provided, however, that the Company shall not be required to qualify as a foreign corporation or file a general or unlimited consent to service of process in any such jurisdiction.

                           (iv) The Company consents to the use of the Prospectus (and each amendment or supplement thereto) by the Underwriters and all dealers to whom the Shares may be sold, in connection with the offering or sale of the Shares and for such period of time thereafter as the Prospectus is required by law to be delivered in connection therewith. If, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if it becomes necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Company promptly will so notify the Representatives and, subject to Section 5(a)(i) hereof, will prepare and file with the Commission an amendment to the Registration Statement or an amendment or supplement to the Prospectus which will correct such statement or omission or effect such compliance, each such amendment or supplement to be reasonably satisfactory to the Representatives and counsel to the Underwriters.

                           (v) As soon as practicable, but in any event not later than 45 days after the end of the 12-month period beginning on the day after the end of the fiscal quarter of the Company during which the effective date of the Registration Statement occurs (90 days in the event that the end of such fiscal quarter is the end of the Company's fiscal year), the Company will make generally available to its security holders, in the manner specified in Rule 158(b) of the Rules and Regulations, and to the Representatives, an earnings statement which will be in the detail required by, and will otherwise comply with, the provisions of Section 11(a) of the Act and Rule 158(a) of the Rules and Regulations, which statement need not be audited unless required by the Act or the Rules and Regulations, covering a period of at least 12 consecutive months after the effective date of the Registration Statement.

                           (vi) During a period of five years after the date hereof, the Company will furnish to its stockholders, as soon as practicable, annual reports (including financial statements audited by independent public accountants) and unaudited quarterly reports of earnings, and will deliver to the Representatives:

                  (A) concurrently with furnishing any quarterly reports to its stockholders, statements of income of the Company for each quarter in the form furnished to the Company's stockholders;

                  (B) concurrently with furnishing annual reports to its stockholders, a balance sheet of the Company as at the end of the preceding fiscal year, together with statements of operations, stockholders' equity, and cash flows of the Company for such fiscal year, accompanied by a copy of the report thereon of independent public accountants;

                  (C) as soon as they are available, copies of all information (financial or other) mailed to stockholders;

                  (D) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, the National Association of Securities Dealers, Inc. ("NASD") or any securities exchange;

                  (E) every press release and every material news item or article of interest to the financial community in respect of the Company or its affairs which was released or prepared by the Company; and

                  (F) any additional information of a public nature concerning the Company or its business in the possession of the Company which the Representatives may reasonably request.

                  During such five-year period, for so long as the Company has active subsidiaries, the foregoing financial statements will be on a consolidated basis to the extent that the accounts of the Company and its subsidiaries are consolidated, and will be accompanied by similar financial statements for any significant subsidiary which is not so consolidated.

                           (vii) The Company will maintain a Transfer Agent and, if necessary under the jurisdiction of incorporation of the Company, a Registrar (which may be the same entity as the Transfer Agent) for its Common Stock.

                           (viii) The Company will furnish, without charge, to the Representatives or on the Representatives' order, at such place as the Representatives may designate, copies of the each Preliminary Prospectus, the Registration Statement and any pre-effective or post-effective amendments thereto (two of which copies will be signed and will include all financial statements and exhibits) and the Prospectus, and all amendments and supplements thereto, in each case as soon as available and in such quantities as the Representatives may reasonably request.

                           (ix) The Company will not, directly or indirectly, without the prior written consent of the Representatives, issue, offer, sell, grant any option to purchase or otherwise dispose (or announce any issuance, offer, sale, grant of any option to purchase or other disposition) of any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock for the period ending 180 days after the date hereof, except pursuant to this Agreement and except for issuances pursuant to the exercise of stock options outstanding on or granted subsequent to the date hereof pursuant to a stock option or other employee benefit plan in existence on the date hereof.

                           (x) The Company will use its best efforts to cause the Shares to be included for quotation on the Nasdaq National Market prior to the Closing Date.

                           (xi) The Company will apply the net proceeds of the offering received by it in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

                           (xii) The Company will timely file all such reports, forms or other documents as may be required from time to time, under the Act, the Rules and Regulations, the Exchange Act, and the rules and regulations thereunder, and all such reports, forms and documents filed will comply as to form and substance with the applicable requirements under the Act, the Rules and Regulations, the Exchange Act and the rules and regulations thereunder.

                           (b) Each Selling Stockholder covenants and agrees
with each of the Underwriters that during the period ending 180 days after the date hereof, such Selling Stockholder will not without your prior written consent, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock) other than such Selling Stockholder's sale of Shares hereunder.

                  6. Expenses.

                  (a) Regardless of whether the transactions contemplated in this Agreement are consummated, and regardless of whether for any reason this Agreement is terminated subject to the last sentence of this Section 6(a), the Company and the Selling Stockholders will pay, and hereby agree to indemnify each Underwriter against, all fees and expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement, including, but not limited to, (i) fees and expenses of accountants and counsel for the Company, (ii) all costs and expenses incurred in connection with the preparation, duplication, printing, filing, delivery and shipping of copies of the Registration Statement and any pre-effective or post-effective amendments thereto, any Preliminary Prospectus and the Prospectus and any amendments or supplements thereto (including postage costs related to the delivery by the Underwriters of any Preliminary Prospectus or Prospectus, or any amendment or supplement thereto), this Agreement, and all other documents in connection with the transactions contemplated herein, including the cost of all copies thereof, (iii) fees and expenses relating to qualification of the Shares under state securities or blue sky laws, including the cost of preparing and mailing the preliminary and final blue sky memoranda and filing fees and disbursements and reasonable fees of counsel and other related expenses, if any, in connection therewith, (iv) filing fees of the Commission and the NASD relating to the Shares, (v) any fees and expenses in connection with the quotation of the Shares on the Nasdaq National Market and reasonable fees of counsel to the Underwriters in connection with NASD filings, (vi) costs and expenses incident to the preparation, issuance and delivery to the Underwriters of any certificates evidencing the Shares, including transfer agent's and registrar's fees and any applicable transfer taxes incurred in connection with the delivery to the Underwriters of the Shares to be sold by the Company and the Selling Stockholders pursuant to this Agreement, (vii) costs and expenses incident to any meetings with prospective investors in the Shares (other than as shall have been specifically approved by the Representatives to be paid for by the Underwriters) and (viii) costs and expenses of advertising relating to the offering of the Shares (other than as shall have been specifically approved by the Representatives to be paid for by the Underwriters). Except as set forth above and in Section 6(b) below, the Underwriters shall pay all of their own expenses (including the fees and disbursements of their counsel and their travel expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

                  (b) If the purchase of the Shares as herein contemplated is not consummated for any reason other than the Underwriters' default under this Agreement or other than by reason of Section 11(a), the Company and the Selling Stockholders shall reimburse the several Underwriters for their reasonable out-of-pocket expenses (including reasonable counsel fees and disbursements) in connection with any investigation made by them, and any preparation made by them in respect of marketing of the Shares or in contemplation of the performance by them of their obligations hereunder.

                  7. Conditions of the Underwriters' Obligations. The obligation of each Underwriter to purchase and pay for the Shares set forth opposite the name of such Underwriter in Schedule I is subject to the continuing accuracy of the representations and warranties of the Company and the Selling Stockholders herein as of the date hereof and as of the Closing Date as if they had been made on and as of the Closing Date; the accuracy on and as of the Closing Date of the statements of officers of the Company made pursuant to the provisions hereof; the performance by the Company and the Selling Stockholders on and as of the Closing Date of all of its covenants and agreements hereunder which are to be performed on or prior to the Closing Date; and the following additional conditions:

                  (a) If the Company has elected to rely on Rule 430A under the Act, the Registration Statement shall have been declared effective, and the Prospectus (containing the information omitted pursuant to Rule
         430A) shall have been filed with the Commission not later than the Commission's close of business on the second business day following the date hereof or such later time and date to which the Representatives shall have consented; if the Company does not elect to rely on Rule 430A, the Registration Statement shall have been declared effective not later than 11:00 A.M., New York time, on the first business day following the date hereof or such later time and date to which the Representatives shall have consented; if required, in the case of any changes in or amendments or supplements to the Prospectus in addition to those contemplated above, the Company shall have filed such Prospectus as amended or supplemented with the Commission in the manner and within the time period required by Rule 424(b) under the Act; no stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued, and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated or threatened by the Commission; and the Company shall have complied with any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise).

                  (b) The Registration Statement, or any amendment thereto, shall not contain an untrue statement of material fact, or omit to state a material fact which is required to be stated therein or is necessary to make the statements therein not misleading, and the Prospectus, or any supplement thereto, shall not contain an untrue statement of material fact, or omit to state a material fact which is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (c) On or prior to the Closing Date, the Representatives shall have received from counsel to the Underwriters, such opinion or opinions with respect to the issuance and sale of the Firm Shares, the Registration Statement and the Prospectus and such other related matters as the Representatives reasonably may request and such counsel shall have received such documents and other information as they request to enable them to pass upon such matters.

                  (d) On the Closing Date, the Underwriters shall have received the opinion, dated the Closing Date, of Tenzer Greenblatt LLP, counsel to the Company and the Selling Stockholders, in the form attached hereto as Appendix A, addressed to the Underwriters.

                  (e) On or prior to the Closing Date, counsel to the Underwriters shall have been furnished such documents, certificates and opinions as they may reasonably require in order to evidence the accuracy, completeness or satisfaction of any of the representations or warranties of the Company and the Selling Stockholders, or conditions herein contained.

                  (f) On the Closing Date, the Representatives shall have received, a letter from the PricewaterhouseCoopers LLP addressed to the Company and the Underwriters, dated the Closing Date, confirming that it is an independent certified public accountant with respect to the Company within the meaning of the Act and the Rules and Regulations thereunder and based upon the procedures described in its letter delivered to you concurrently with the execution of this Agreement (herein called the "Original Letter"), but carried out to a date not more than three days prior to the Closing Date, (i) confirming that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date; and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter that are necessary to reflect any changes in the facts described in the Original Letter since the date of such letter, or to reflect the availability of more recent financial statements, data or information. The letter shall not disclose any change, or any development involving a prospective change, in or affecting the business or properties of the Company which, in your reasonable judgment, makes it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus. In addition, you shall have received from the Accountants a letter addressed to the Company and made available to you for the use of the Underwriters stating that its review of the Company's system of internal accounting controls, to the extent it deemed necessary in establishing the scope of its latest examination of the Company's financial statements, did not disclose any weaknesses in internal controls that it considered to be material weaknesses. All such letters shall be in a form reasonably satisfactory to the Representatives and their counsel.

                  (g) On the Closing Date, the Representatives shall have received a certificate, dated the Closing Date, of the principal executive officer and the principal financial or accounting officer of the Company to the effect that each of such persons has carefully examined the Registration Statement and the Prospectus and any amendments or supplements thereto and this Agreement, and that:

                      (i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Date, and the Company has complied with all agreements and covenants and satisfied all conditions contained in this Agreement on its part to be performed or satisfied at or prior to the Closing Date;

                      (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best knowledge of each of such persons are contemplated or threatened under the Act and any and all filings required by Rule 424 and Rule 430A have been timely made;

                     (iii) The Registration Statement and Prospectus and, if any, each amendment and each supplement thereto, contain all statements and information required to be included therein, and neither the Registration Statement nor any amendment thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and neither the Prospectus nor any supplement thereto includes any untrue statement of a material fact or omits or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

                      (iv) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus up to and including the Closing Date, other than as contemplated by the Prospectus, neither the Company nor any of the Subsidiaries has incurred, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent; neither the Company nor any of the Subsidiaries has purchased any of its outstanding capital stock or paid or declared any dividends or other distributions on its capital stock; neither the Company nor any of the Subsidiaries has entered into any transactions not in the ordinary course of business; and there has not been any change in the capital stock or consolidated long-term debt or any increase in the consolidated short-term borrowings (other than any increase in short-term borrowings in the ordinary course of business) of the Company or any material adverse change to the business, properties, assets, net worth, condition (financial or other), or results of operations of the Company and its Subsidiaries taken as a whole; neither the Company nor any of the Subsidiaries has sustained any material loss or damage to its property or assets, whether or not insured; there is no litigation which is pending or threatened against the Company or any of its Subsidiaries which if adversely decided would have a Material Adverse Effect.

                  References to the Registration Statement and the Prospectus in this paragraph (g) are to such documents as amended and supplemented at the date of the certificate.

                  (h) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus up to and including the Closing Date there has not been (i) any material change or decrease specified in the letter or letters referred to in paragraph
         (f) of this Section 7 or (ii) any material adverse change, or any development involving a prospective material adverse change, in the business or properties of the Company or its Subsidiaries which change or decrease in the case of clause (i) or change or development in the case of clause (ii) makes it impractical or inadvisable in the Representatives' judgment to proceed with the public offering or the delivery of the Shares as contemplated by the Prospectus.

                  (i) No order suspending the sale of the Shares in any jurisdiction designated by you pursuant to Section 5(a)(iii)(A) hereof has been issued on or prior to the Closing Date and no proceedings for that purpose have been instituted or, to your knowledge or that of the Company, have been or are contemplated.

                  (j) The Representatives shall have received from each person identified on Appendix B attached hereto an agreement to the effect that such person will not, for the period ending one hundred and eighty
         (180) days after the date hereof, directly or indirectly offer, sell, solicit an offer to buy, make any short sale, pledge, grant any option to purchase, contract to sell, or otherwise dispose of or transfer (collectively, a "Disposition") any shares of Common Stock (including, without limitation, shares of Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission) or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or acquire, shares of Common Stock now owned or hereafter acquired directly by the undersigned or with respect to which the undersigned has or hereafter acquires the power of Disposition, otherwise than (i) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction or (ii) as a distribution to partners or stockholders of the undersigned, provided that the distributees thereof agree in writing to be bound by the terms of this restriction.

                  (k) The Company and the Selling Stockholders shall have furnished the Underwriters with such further opinions, letters, certificates or documents as you or counsel for the Representatives may reasonably request. All opinions, certificates, letters and documents to be furnished by the Company will comply with the provisions hereof (to the extent a form of such document is not attached hereto) only if they are reasonably satisfactory in all material respects to the Representatives and to counsel for the Representatives. The Company shall furnish the Representatives with conformed copies of such opinions, certificates, letters and documents in such quantities as you reasonably request. The certificates delivered under this Section 7 shall constitute representations, warranties and agreements of the Company, as to all matters set forth therein as fully and effectively as if such matters had been set forth in Section 2 of this Agreement.

                  (l) The Shares shall have been duly authorized for quotation on the Nasdaq National Market.

                  8. Indemnification.

                  (a) The Company and each Selling Shareholder jointly and severally agree to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several (and actions in respect thereof), to which such Underwriter or such controlling person may become subject, under the Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission therein of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse, as incurred, such Underwriter or such controlling persons for any legal or other expenses reasonably incurred by such Underwriter or such controlling persons in connection with investigating, defending or appearing as a third party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company and the Selling Stockholders will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with information furnished in writing to the Company on behalf of such Underwriter through the Representatives expressly for use therein, and provided, further, that such indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage, liability or action purchased Shares which are the subject thereof to the extent that any such loss, claim, damage, liability or action (i) results from the fact that such Underwriter failed to send or give a copy of the Prospectus (excluding documents incorporated by reference) to such person at or prior to the confirmation of the sale of such Shares to such person in any case where such delivery is required by the Act and (ii) arises out of or is based upon an untrue statement or omission of a material fact contained in such Preliminary Prospectus that was corrected in the Prospectus, unless such failure resulted from non-compliance by the Company with
         Section 5(viii) hereof.

                  The indemnity agreement in this paragraph (a) shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have.

                  (b) Each of the Underwriters agrees severally, but not jointly, to indemnify and hold harmless the Company, each Selling Stockholder, each of the directors of the Company, each of the officers of the Company who has signed the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities (and actions in respect thereof) to which the Company or any such Selling Stockholder, director, officer, or controlling person may become subject, under the Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto or in any Blue Sky Application, or arise out of or are based upon the (i) any untrue statement or alleged untrue statement of any material fact contained therein, or (ii) the omission or alleged omission therein of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing by that Underwriter through the Representatives to the Company expressly for use therein; and will reimburse, as incurred, all legal or other expenses reasonably incurred by the Company or any such Selling Stockholder, director, officer, controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. The Company and the Selling Stockholders acknowledge that the statements with respect to the public offering of the Shares set forth in paragraphs one (1) and three (3) under the heading "Underwriting" and the stabilization legend in the Prospectus have been furnished by the Underwriters to the Company expressly for use therein and constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Registration Statement, the Prospectus and any Preliminary Prospectus. The indemnity agreement contained in this subsection (b) shall be in addition to any liability which the Underwriters may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this
         Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against one or more indemnifying parties under this Section 8, notify such indemnifying party or parties of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) of this Section 8 or to the extent that the indemnifying party was not adversely affected by such omission. In case any such action is brought against an indemnified party and it notifies an indemnifying party or parties of the commencement thereof, the indemnifying party or parties against which a claim is to be made will be entitled to participate therein and, to the extent that it or they may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party has reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses (other than the reasonable costs of investigation) subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party has employed such counsel in connection with the assumption of such different or additional legal defenses in accordance with the proviso to the immediately preceding sentence, (ii) the indemnifying party has not employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party; provided, however, that the Company and the Selling Stockholders shall only be liable for the reasonable fees and expenses of one (1) such additional counsel in any single jurisdiction plus appropriate local counsel in other jurisdictions.

                  (d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) above in respect of any losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties, on the one hand, and the party to be indemnified, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified, on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. In any case where the Company and the Selling Stockholders are the contributing party and the Underwriters are the indemnified party, the relative benefits received by the Company and the Selling Stockholders on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses) bear to the total underwriting discounts received by the Underwriters hereunder, in each case as set forth in the table on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph (d), the Underwriters shall not be required to contribute any amount in excess of the underwriting discount applicable to the Shares purchased by the Underwriters hereunder. The Underwriters' obligations to contribute pursuant to this paragraph (d) are several in proportion to their respective underwriting obligations, and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d),
         (i) each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter and (ii) each director of the Company, each officer of the Company who has signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company, subject in each case to this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect to which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation (x) it or they may have hereunder or otherwise than under this paragraph (d) or (y) to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may otherwise have.

                  9. Right to Increase Offering. At anytime during a period of 30 days from the date of the Prospectus, the Underwriters, by no less than two business days' prior notice to the Company may designate a closing (which may be concurrent with, and part of, the closing on the Closing Date with respect to the Firm Shares or may be a second closing held on a date subsequent to the Closing Date, in either case such date shall be referred to herein as the "Option Closing Date") at which the Underwriters may purchase all or less than all of the Additional Shares in accordance with the provisions of this Section 9 at the purchase price per share to be paid for the Firm Shares. In no event shall the Option Closing Date be later than 10 business days after written notice of election to purchase Additional Shares is given.

                  The Company and the Selling Stockholders agree to sell to the several Underwriters on the Option Closing Date the number of Additional Shares specified in such notice and the Underwriters agree severally and not jointly, to purchase such Additional Shares on the Option Closing Date. Such Additional Shares shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Shares set forth opposite the name of such Underwriter in Column (3) of Schedule I bears to the total number of Firm Shares (subject to adjustment by you to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Shares.

                  No Additional Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered. The right to purchase the Additional Shares or any portion thereof may be surrendered and terminated at any time upon notice by you to the Company.

                  Except to the extent modified by this Section 9, all provisions of this Agreement relating to the transactions contemplated to occur on the Closing Date for the sale of the Firm Shares shall apply, mutatis mutandis, to the Option Closing Date for the sale of the Additional Shares.

                  10. Representations, etc. to Survive Delivery. The respective representations, warranties, agreements, covenants, indemnities and statements of, and on behalf of, the Company and its officers, the Selling Stockholders and the Underwriters, respectively, set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, and will survive delivery of and payment for the Shares. Any successors to the Underwriters shall be entitled to the indemnity, contribution and reimbursement agreements contained in this Agreement.

                  11. Effective Date and Termination.

                  (a) This Agreement shall become effective at 11:00 A.M., New York time on the first business day following the date hereof, or at such earlier time after the Registration Statement becomes effective as the Representatives, in their sole discretion, shall release the Shares for the sale to the public unless prior to such time the Representatives shall have received written notice from the Company and the Selling Stockholders that they elect that this Agreement shall not become effective, or the Representatives shall have given written notice to the Company that the Representatives on behalf of the Underwriters elect that this Agreement shall not become effective; provided, however, that the provisions of this Section and of Section 6 and Section 8 hereof shall at all times be effective. For purposes of this Section 11(a), the Shares to be purchased hereunder shall be deemed to have been so released upon the earlier of notification by the Representatives to securities dealers releasing such Shares for offering or the release by the Representatives for publication of the first newspaper advertisement which is subsequently published relating to the Shares.

                  (b) This Agreement (except for the provisions of Sections 6 and 8 hereof) may be terminated by the Representatives by notice to the Company that the Company or the Selling Stockholders have failed to comply in any respect with any of the provisions of this Agreement required on their part to be performed at or prior to the Closing Date or the Option Closing Date, or if any of the representations or warranties of the Company and the Selling Stockholders are not accurate in any respect or if the covenants, agreements or conditions of, or applicable to the Company or the Selling Stockholders herein contained have not been complied with in any respect or satisfied within the time specified on the Closing Date or the Option Closing Date, respectively, or if prior to the Closing Date or the Option Closing Date:

                  (i) the Company or any of its Subsidiaries shall have sustained a loss by strike, fire, flood, accident or other calamity of such a character as to interfere materially with the conduct of the business and operations of the Company and its Subsidiaries taken as a whole regardless of whether or not such loss was insured;

                  (ii) trading in the Common Stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the National Association of Securities Dealers Automated Quotations National Market System shall have been suspended or a material limitation on such trading shall have been imposed or minimum or maximum prices shall have been established on any such exchange or market system;

                  (iii) a banking moratorium shall have been declared by New York or United States authorities;

                  (iv) there shall have been an outbreak or escalation of hostilities between the United States and any foreign power or an outbreak or escalation of any other insurrection or armed conflict involving the United States; or

                  (v) there shall have been a material adverse change in (A) general economic, political or financial conditions or (B) the present or prospective business or condition (financial or other) of the Company and its Subsidiaries taken as a whole that, in each case, in the Representatives' judgment makes it impracticable or inadvisable to make or consummate the public offering, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus and the Registration Statement.

                  (c) Termination of this Agreement under this Section 11 or
Section 12 after the Firm Shares have been purchased by the Underwriters hereunder shall be applicable only to the Additional Shares. Termination of this Agreement shall be without liability of any party to any other party other than as provided in Sections 6 and 8 hereof.

                  12. Substitution of Underwriters. If one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 or 11 hereof) to purchase and pay for (a) in the case of the Closing Date, the number of Firm Shares agreed to be purchased by such Underwriter or Underwriters upon tender to you of such Firm Shares in accordance with the terms hereof or
(b) in the case of the Option Closing Date, the number of Additional Shares agreed to be purchased by such Underwriter or Underwriters upon tender to you of such Additional Shares in accordance with the terms hereof, and the number of such Shares shall not exceed 10% of the Firm Shares or Additional Shares required to be purchased on the Closing Date or the Option Closing Date, as the case may be, then, each of the non-defaulting Underwriters shall purchase and pay for (in addition to the number of such Shares which it has severally agreed to purchase hereunder) that proportion of the number of Shares which the defaulting Underwriter or Underwriters shall have so failed or refused to purchase on such Closing Date or Option Closing Date, as the case may be, which the number of Shares agreed to be purchased by such non-defaulting Underwriter bears to the aggregate number of Shares so agreed to be purchased by all such non-defaulting Underwriters on such Closing Date or Option Closing Date, as the case may be. In such case, you shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, to a date not exceeding seven full business days after the date originally fixed as such Closing Date or the Option Closing Date, as the case may be, pursuant to the terms hereof in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made.

                  If one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 or 11 hereof) to purchase and pay for (a) in the case of the Closing Date, the number of Firm Shares agreed to be purchased by such Underwriter or Underwriters upon tender to you of such Firm Shares in accordance with the terms hereof or (b) in the case of the Option Closing Date, the number of Additional Shares agreed to be purchased by such

Underwriter or Underwriters upon tender to you of such Additional Shares in accordance with the terms hereof, and the number of such Shares shall exceed 10% of the Firm Shares or Additional Shares required to be purchased by all the Underwriters on the Closing Date or the Option Closing Date, as the case may be, then (unless within 48 hours after such default arrangements to your satisfaction shall have been made for the purchase of the defaulted Shares by an Underwriter or Underwriters) and subject to the provisions of Section 11(b) hereof, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or on the part of the Company and the Selling Stockholders except as otherwise provided in Sections 6 and 8 hereof. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this paragraph. Nothing in this Section 12, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                  13. Notices. All communications hereunder shall be in writing and if sent to the Representatives shall be mailed or delivered or telegraphed and confirmed by letter or telecopied and confirmed by letter to c/o ING Baring Furman Selz LLC at 55 East 52nd Street, New York, New York 10055, Attention:
Syndicate Department, with a copy to Latham & Watkins, 885 Third Avenue, New York, New York 10022, Attention: Steven Della Rocca or, if sent to the Company, shall be mailed or delivered or telegraphed and confirmed to the Company at 575 Broadway, 6th Floor, New York, New York 10012, with a copy to Tenzer Greenblatt LLP, 405 Lexington Avenue, New York, New York 10174, Attention: Robert Mittman.

                  14. Successors. This Agreement shall inure to the benefit of and be binding upon the Company, the Selling Stockholders and each Underwriter and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person, except that the representations, warranties, indemnities and contribution agreements of the Company and the Selling Stockholders contained in this Agreement shall also be for the benefit of any person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and except that the Underwriters' indemnity and contribution agreements shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement, any person or persons, if any, who control the Company within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act. No purchaser of Shares from the Underwriters will be deemed a successor because of such purchase.

                  15. Applicable Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the choice of law or conflict of law principles thereof. Each party hereto consents to the jurisdiction of each court in which any action is commenced seeking indemnity or contribution pursuant to Section 8 above and agrees to accept, either directly or through an agent, service of process of each such court.

                  16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

                  If the foregoing correctly sets forth our understanding, please indicate the Underwriters' acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                  Very truly yours,

                  The Company:

                  TAKE-TWO INTERACTIVE SOFTWARE, INC.



                                   By:_____________________________________
                                      Name:
                                      Title:


                  The Subsidiaries:

                  GEARHEAD ENTERTAINMENT, INC.



                                   By:_____________________________________
                                      Name:
                                      Title:


                  MISSION STUDIOS, INC.



                                   By:______________________________________
                                      Name:
                                      Title:

                  ALTERNATIVE REALITY TECHNOLOGIES, INC.



                                   By:______________________________________
                                      Name:
                                      Title:


                  TAKE-TWO INTERACTIVE SOFTWARE EUROPE LIMITED



                                   By:______________________________________
                                      Name:
                                      Title:


                  GOLDWEB SERVICES



                                   By:______________________________________
                                      Name:
                                      Title:


                  TAKE-TWO INTERACTIVE FRANCE F.A.



                                   By:______________________________________
                                      Name:
                                      Title:


                  TAKE-TWO INTERACTIVE GMBH



                                   By:______________________________________
                                      Name:
                                      Title:

                  INVENTORY MANAGEMENT SYSTEMS, INC.



                                   By:______________________________________
                                      Name:
                                      Title:


                  JACK OF ALL GAMES, INC.



                                   By:______________________________________
                                      Name:
                                      Title:


                  DIRECTSOFT AUSTRALIA PTY. LIMITED



                                   By:______________________________________
                                      Name:
                                      Title:


                  TALONSOFT, INC.



                                   By:______________________________________
                                      Name:
                                      Title:


                  L.D.A. DISTRIBUTION LIMITED



                                   By:______________________________________
                                      Name:
                                      Title:

                  JOYTECH EUROPE LIMITED



                                   By:______________________________________
                                      Name:
                                      Title:


                  FALCON VENTURES CORPORATION (d/b/a DVDWAVE.COM)



                                   By:______________________________________
                                      Name:
                                      Title:


                  The Selling Stockholders:


                                   By:_______________________________________
                                      Name: Peter M. Brant
                                      Title:

                                   By:_______________________________________
                                      Name: BMG Entertainment
                                      Title:

                                   By:_______________________________________
                                      Name: Robert Alexander
                                      Title:

                                   By:_______________________________________
                                      Name: David Rosenbaum
                                      Title:

                                   By:_______________________________________
                                      Name: Oliver R. Grace, Jr.
                                      Title:

                                   By:_______________________________________
                                      Name: Ryan A. Brant
                                      Title:

                                   By:_______________________________________
                                      Name: Neil S. Hirsch
                                      Title:

                                   By:_______________________________________
                                      Name: Larry Muller
                                      Title:

                                   By:_______________________________________
                                      Name: Robert Flug
                                      Title:

                                   By:_______________________________________
                                      Name: Anthony R. Williams
                                      Title:

                                   By:_______________________________________
                                      Name: Barbara A. Ras
                                      Title:

                                   By:_______________________________________
                                      Name: Kelly Sumner
                                      Title:



                                      Accepted as of the date first above
                                      written:

                                      ING BARING FURMAN SELZ LLC Gerard Klauer
                                      Mattison & Co., Inc. MORGAN KEEGAN &
                                      COMPANY, INC.

                                      By: ING Baring Furman Selz LLC Acting on
                                      its own behalf and as one of the
                                      Representatives of the several
                                      Underwriters referred to in the foregoing
                                      Agreement


                                   By:_______________________________________
                                      Name:
                                      Title:

                                   Schedule I
                                  Underwriters









                                            (1)                    (2)
                                       Number of Firm           Number of
                                       Shares to be            Additional
                                      Purchased from             Shares
                                        the Company          to be Purchased
                                        -----------          ---------------


Name and Address
----------------


ING Baring Furman Selz LLC...........  _____________          _____________

Gerard Klauer Mattison & Co., Inc....  _____________          _____________

Morgan Keegan & Company, Inc.........  _____________          _____________






Total................................  _____________          _____________

                                       =============          =============

                                   Appendix A

                  1. Opinion of Counsel to the Company

                  (a) Each of the Company and its Subsidiaries (A) is a duly incorporated and validly existing corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and corporate authority to own or lease its properties and to conduct its business as described in the Prospectus; and (B) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction (x) in which the conduct of its business requires such qualification and (y) in which it owns or leases property.

                  (b) The authorized, issued and outstanding capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus; the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued by the Company, are fully paid and nonassessable and have been issued in compliance with all federal and state securities laws and to the knowledge of such counsel, have not been issued in violation of any preemptive right, co-sale right, registration right, right of first refusal or other similar right known to such counsel;

                  (c) The Company has duly authorized the issuance and sale of the Shares to be sold by it hereunder; such Shares, when issued by the Company and paid for in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Prospectus and will be sold free and clear of any pledge, lien, security interests, encumbrance, claim, or equitable interest, and, to the knowledge of such counsel, not in violation of or subject to any preemptive right, co-sale right, right of first refusal or other similar right, which rights have not previously been waived, in connection with the purchase or sale of any of the Shares;

                  (d) To the best knowledge of such counsel, there are no contracts or documents which are required by the Act to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required by the Act and the Rules and Regulations;

                  (e) The statements set forth under the headings "Risk Factors --_____________," "Business -- Legal Matters," "Management -- Employee Stock and Other Benefit Plans," "Description of Capital Stock," and "Certain Transactions" and statements in response to Items 14 and 15 of Form S-1 under the Act of the Registration Statement in the Prospectus, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, provide an accurate summary in all material respects of such legal matters, documents and proceedings;

                  (f) The Company and each Selling Stockholder, as applicable, has all requisite corporate legal right, power, and authority to enter into this Agreement and to consummate the transactions provided for herein; this Agreement has been duly authorized, executed and delivered by the Company and each Selling Stockholder, as applicable;

                  (g) None of the Company's execution or delivery of this Agreement, its performance hereof, its consummation of the transactions contemplated herein conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitute a default under, the terms of the certificate of incorporation or by-laws of the Company; the terms of any indenture, mortgage, deed of trust, voting trust agreement, stockholder's agreement, note agreement or other agreement or instrument filed as an exhibit to the Registration Statement to which the Company is a party or by which it is or may be bound or to which any of its properties may be subject; or, to the best knowledge of such counsel, any Massachusetts, New York or United States statute, rule or regulation or the Delaware General Corporate Law, of any state or Federal regulatory body or administrative agency or other governmental agency or body, of any state or Federal government, arbitrator, court, regulatory body or administrative agency or other governmental agency or body, having such jurisdiction;

                  (h) None of the Selling Stockholder's execution or delivery of this Agreement, its performance hereof, its consummation of the transactions contemplated herein conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitute a default under, the terms of the certificate of incorporation or by-laws of such Selling Stockholder, as applicable; the terms of any indenture, mortgage, deed of trust, voting trust agreement, stockholder's agreement, note agreement or other agreement or instrument filed as an exhibit to the Registration Statement to which such Selling Stockholder, as applicable, is a party or by which it is or may be bound or to which any of its properties may be subject; or, to the best knowledge of such counsel, any New York or United States statute, rule or regulation or the Delaware General Corporate Law, of any state or Federal regulatory body or administrative agency or other governmental agency or body, of any state or Federal government, arbitrator, court, regulatory body or administrative agency or other governmental agency or body, having such jurisdiction;

                  (i) No consent, approval, authorization or order of any state or Federal court regulatory body or administrative agency or other New York or Federal governmental agency or body, has been or is required for the Company's or the Selling Stockholders'performance of this Agreement or the consummation of the transactions contemplated hereby, except such as have been obtained under the Act or may be required under state securities or blue sky laws (as to which no opinion shall be expressed) in connection with the purchase and distribution by the Underwriters of the Shares or may be required by the National Association of Securities Dealers, Inc. (as to which no opinion shall be expressed);

                  (j) Upon delivery of the Shares and payment therefor in accordance with the terms of the Agreement, the several Underwriters will acquire all of the rights of the Selling Stockholders to such Shares and will acquire such Shares free and clear of any "adverse claim"(as such term is used in Section 8-302 of the Uniform Commercial Code as in effect in the State of New
York), assuming the several Underwriters acquire such Shares in good faith and without notice of any "adverse claim."

                  (k) All holders of securities of the Company who, to such counsel's knowledge, have rights to cause the Company to register shares of Common Stock or other securities because of the filing of the Registration Statement by the Company have waived such rights, such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement or such rights have been satisfied in accordance with their respective terms;

                  (l) No transfer taxes are required to be paid in connection with the sale or delivery to the Underwriters of the Shares;

                  In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials and, as to matters involving the application of laws of any jurisdiction other than the State of New York, the Delaware General Corporation Law or the United States.

                  References to the Registration Statement and the Prospectus in such opinion shall include any amendment or supplement thereto at the date of such opinion.

                  In addition, such counsel shall provide a separate letter to the Representatives of the several Underwriters in the form attached hereto as Appendix B.

                                   Schedule II
                              Selling Stockholders




                BMG Entertainment
                Robert Alexander
                David Rosenbaum
                Oliver R. Grace, Jr.
                Neil S. Hirsch
                Larry Muller
                Robert Flug
                Kelly Sumner

                                   Appendix B

                                  [Insert Date]

ING Baring Furman Selz LLC
Gerard Klauer Mattison & Co., Inc.
Morgan Keegan & Company, Inc.
As representatives of the several
Underwriters named in Schedule I hereto
c/o ING Baring Furman Selz LLC
55 East 52nd Street
New York, New York 10055

Ladies and Gentlemen:

                  We have acted as counsel for Take-Two Interactive Software, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of its Registration Statement on Form S-1 (Registration No. 333-_______), as amended, relating to the offering of an aggregate of (i) 3,500,000 shares (the "Company Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), by the Company and (ii) 1,500,000 shares (the "Stockholder Shares") of Common Stock by the selling stockholders listed in Schedule II (the "Selling Stockholders") to the several underwriters (the "Underwriters") listed in
Schedule I to the Underwriting Agreement, dated March __, 1999 (the "Agreement"), between the Company, the Selling Stockholders and you, as representatives of the several Underwriters (the "Representatives"). The Company Shares to be sold by the Company and the Stockholder Shares to be sold by the Selling Stockholders are collectively referred to herein as the "Firm Shares." The Company also proposed to issue and sell to the several Underwriters an aggregate of not more than 750,000 additional shares of Common Stock (the "Additional Shares"), if requested by the Underwriters in accordance with
Section 9 of the Underwriting Agreement. The Firm Shares and the Additional Shares are collectively referred to herein as the "Shares." The Registration Statement, as amended when it became effective (including the information deemed to be a part thereof as of such time pursuant to Rule 430A under the Securities
Act), is herein called the "Registration Statement," and the related prospectus dated __________, 1999, as filed on __________, 1999 with the Commission pursuant to Rule 424(b) under the Securities Act, is herein called the "Prospectus."

                  We have examined such corporate records, certificates and other documents as we have considered necessary or appropriate for the purposes of this letter.

                  Whenever a statement herein is indicated to be based upon "our knowledge" or "the best of our knowledge" or contains a similar qualification, it should be understood that during the course of our representation of the Company and the Selling Stockholders we have not undertaken any independent investigation to determine the existence or absence of facts in connection with the preparation of this letter. The phrase "our knowledge," and similar language used in certain of the statements below, are limited to the knowledge of the lawyers within our firm who have given attention to the Company's affairs.

                  Capitalized terms used but not defined herein shall have the respective meanings attributed to them in the Agreement.

                  We have participated in the preparation of the Registration Statement and Prospectus and have participated in discussions with your representatives, those of counsel for the Underwriters, and those of the Company and its accountants. On the basis of the information that we gained in the course of the performance of the services referred to above, considered in the light of our understanding of the applicable law and the experience we have gained through our practice under the Securities Act, we confirm to you that nothing that came to our attention in the course of such review has caused us to believe that the Registration Statement or any further amendment thereto made by the Company prior to the Closing Date contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to the Closing Date contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or that, as of the Closing Date, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to the Closing Date contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

                  The Registration Statement and the Prospectus and any further amendments or supplements thereto made by the Company prior to the Closing Date (other than financial, statistical or accounting data and related schedules therein, as to which we make no statement) comply as to form in all material respects to the requirements of the Securities Act and the applicable Rules and Regulations promulgated under the Securities Act.

                  To the best of our knowledge, there is not pending or threatened against the Company any action, suit, proceeding or investigation before or by any court, regulatory body or administrative agency, or any other governmental agency or body, domestic or foreign, of a character required to be disclosed in the Registration Statement or the Prospectus which is not so disclosed therein.

                  The Registration Statement has become effective under the Securities Act. The foregoing statement is based solely upon verbal advice of __________ the Securities and Exchange Commission staff on __________, 1999 that the Commission had declared the Registration Statement effective as of _____ p.m. on __________, 1999. To the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission nor has any proceeding been instituted or contemplated for that purpose under the Securities Act. Based solely upon a written confirmation from the Commission's EDGAR Filing Desk dated __________, 1999, the Prospectus has been filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations promulgated under the Securities Act within the time period required thereby.

                  Notwithstanding the foregoing, the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus except for those made under the captions "Risk Factors--____________," "Business--Legal Matters," "Management--Employee Stock and Other Benefit Plans," "Description of Capital Stock," "Shares Eligible for Future Sale" and "Certain Transactions" in the Prospectus and statements in response to Items 14 and 15 of Form S-1 under the Act of the Registration Statement, insofar as such statements constitute a summary in all material respects of documents referred to therein or matters of law. Also, we do not express any belief or otherwise make any statement as to the financial statements, other financial, statistical or accounting data and related schedules contained in the Registration Statement or the Prospectus.

                  This letter is furnished by us as counsel for the Company and the Selling Stockholders to you as Representatives of the several Underwriters and is solely for the benefit of the several Underwriters and may not be relied upon by any other person without our express written consent. The statements in this letter are made as of the date hereof and we disclaim any obligation to advise you of any changes in facts or circumstances which might affect any matters or statements set forth herein.

Very truly yours,


TENZER GREENBLATT LLP